EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT
The corporations listed below are subsidiaries of Registrant, and all are included in the consolidated financial statements of Registrant as subsidiaries (unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary):

Jurisdiction
in which
Name	organized
Collective Brands Finance, Inc.	Nevada
Payless ShoeSource, Inc.	Missouri
Payless ShoeSource Distribution, Inc.	Kansas
Payless ShoeSource Merchandising, Inc.	Kansas
Payless ShoeSource Worldwide, Inc.	Kansas
PSS Canada, Inc.	Kansas
Payless ShoeSource Canada Inc.	Canada
Payless ShoeSource Canada GP Inc.	Canada
Payless ShoeSource Canada LP	Canada
Payless ShoeSource (BVI) Holdings, Ltd.	British Virgin Islands
Dyelights, Inc.	Delaware
Shoe Sourcing, Inc.	Kansas
Payless CA Management Ltd.	British Virgin Islands
PSS Holdings	Cayman Islands
PSS Latin America Holdings	Cayman Islands
Payless ShoeSource Gold Value, Inc.	Kansas
Payless ShoeSource International Limited	Hong Kong
Dynamic Assets Limited	Hong Kong
Payless NYC, Inc.	Kansas
Payless ShoeSource Andean Holdings	Cayman Islands
Payless ShoeSource Uruguay SRL	Uruguay
Payless ShoeSource Spain, S.L.	Spain
Payless ShoeSource of Puerto Rico, Inc.	Puerto Rico
Eastborough, Inc.	Kansas
Payless International Finance BV	Netherlands
Shenzhen Footwear Consulting Company	China
Payless ShoeSource Ecuador Cia. Ltda.	Ecuador
Payless ShoeSource Honduras S. De R.L.	Honduras
Payless ShoeSource of El Salvador, Ltda de C.V.	El Salvador
Payless ShoeSource, Limitada	Costa Rica
Payless ShoeSource Limitada Compania Limitada (Nicaragua)	Nicaragua
Payless ShoeSource de Guatemala LTDA	Guatemala

Jurisdiction
in which
Name	organized
Payless ShoeSource de la Republica Dominicana, S.A.	Dominican Republic
Payless ShoeSource of St. Lucia, Ltd.	St. Lucia
Payless ShoeSource of Trinidad Unlimited	Trinidad & Tobago
Payless ShoeSource Overseas S.R.L.	Panama
PSS Canada Investments, LP	Canada
PSS Canada Financial Services ULC	Canada
PSS US Investments, LP	Nevada
Payless PSS Canada Holdings ULC	Canada
PSS US Holdings LLC	Nevada
PSS Canada Financial Management ULC	Canada
Collective Licensing, LP	Delaware
Lifestyle Brands Corporation	Nova Scotia
Collective Licensing International, LLC	Delaware
PSS International Holdings, Limited	Cayman Islands
Collective Brands International Holdings, Limited I	Cayman Islands
Collective Brands Logistics, Limited	Hong Kong
Collective Brands International Holdings, Limited II	Cayman Islands
Collective Brands Services, Limited	Hong Kong
Collective Brands Trust I	People’s Republic of China
Collective Brands Trust II	People’s Republic of China
Payless CO Management Ltd.	British Virgin Islands
Collective Franchising, Ltd.	Cayman Islands
Collective Brands Cayman Finance, Limited	Cayman Islands
Collective Brands Holdings, Limited	Hong Kong
Payless Colombia (BVI) Holdings, Ltd.	British Virgin Islands
Payless ShoeSource PSS De Colombia Ltda.	Colombia
The Stride Rite Corporation	Massachusetts
Stride Rite Children’s Group, LLC	Massachusetts
Keds, LLC	Massachusetts
Stride Rite Sourcing International, Inc.	Massachusetts
Saucony/Ecom, Inc.	Delaware
Sperry Top-Sider, LLC	Massachusetts
Saucony, Inc.	Massachusetts
STS/ECOM, Inc.	Delaware
SR/Ecom, Inc.	Massachusetts
Stride Rite International Corp.	Massachusetts
Stride Rite Investment Corp.	Massachusetts
SR Holdings, LLC	Delaware
SRR Inc.	Delaware
SRL, LLC	Delaware
Tommy Hilfiger Footwear, LLC	Massachusetts
SRGC/Ecom, Inc.	Delaware
SRCG LLC	Delaware
Payless Customer Service Solution, LLC	Delaware
Keds Services, LLC	Delaware
Saucony UK, Inc.	Massachusetts
Collective Brands Performance + Lifestyle Group GmbH	Germany
Robeez Logistic Inc.	Nevada

Jurisdiction
in which
Name	organized
Robeez US Holdings, Inc.	Nevada
Robeez US Inc.	Washington
Stride Rite International LLC	Delaware
Collective Brands Bermuda Holdings, L.P.	Bermuda
Stride Rite Bermuda, LP	Bermuda
Robeez (UK) Ltd.	United Kingdom
Robeez European Sales Ltd.	United Kingdom
Stride Rite UK Limited	United Kingdom
Stride Rite Europe B.V.	Netherlands
Robeez Australia Pty. Ltd.	Australia
Stride Rite Canada Limited	Canada
Payless ShoeSource (Panama) S.A.	Panama
Payless Purchasing Services, Inc.	Kansas
Payless ShoeSource Asia Pte. Ltd.	Singapore
Payless Collective GP, LLC	Delaware
Stride Rite International LLC	Delaware
Collective Brands, LLC	Kansas
Collective Brands Franchising Services, LLC	Kansas
Payless International Franchising, LLC	Kansas
Collective Brands Coöperatief U.A.	Netherlands
Collective Brands International Franchising, LLC	Kansas
Collective Brands Cayman Finance, Limited II	Cayman Islands
Saucony Corporate Services, LLC	Massachusetts
Sperry Top-Sider Corporate Services, LLC	Massachusetts
Collective Brands Services Vietnam Company Ltd.	Vietnam
Clinch, LLC	Delaware
Collective Indonesia Franchising, LLC	Kansas
Payless ShoeSource Jamaica Limited	Jamaica
Collective Brands II Coöperatief U.A.	Netherlands
Collective Brands Performance + Lifestyle Group France	France
Collective Brands Performance + Lifestyle Group Canada Distribution, LLC	Kansas